Exhibit 99.5

(Proposed holding company for West End Bank, S.B.)

Questions

and

Answers...

…about our Conversion

and Stock Offering.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the West End Bank, MHC conversion and stock offering. Investing in shares of common stock involves certain risks. For a discussion of these risks and other factors, including a detailed description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

GENERAL – THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of West End Bank, MHC, our customers and the communities we serve.

What is the conversion?

Under the Plan of Conversion (the “plan”), our organization is converting from the mutual to stock form of organization. As a result of the conversion, West End Bank, MHC will be the wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc.

After the conversion is completed, 100% of the common stock of West End Bancshares, Inc. will be owned by public stockholders.

Why is West End Bank, MHC converting to the stock form of organization?

The conversion to the stock holding company form of organization will enable West End Bank, MHC to access capital through the sale of common stock by West End Indiana Bancshares, Inc. This additional capital will provide us with the flexibility to increase our capital, continue to support future lending and deposit growth, support future branching activities and/or the acquisition of financial institutions. and attract qualified personnel.

What effect will the conversion have on existing deposit and loan accounts and customer relationships?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of West End Bank, S.B. will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

Will customers notice any change in West End Bank, S.B.’s day-to-day activities as a result of the conversion and the offering?

No. It will be business as usual. The conversion is an internal change in our corporate structure. There are no planned changes to our Board of Directors, management, staff or branches at this time.

THE PROXY VOTE

ALTHOUGH WE HAVE RECEIVED CONDITIONAL APPROVAL, THE PLAN IS ALSO SUBJECT TO DEPOSITOR APPROVAL.

Should i vote to approve the plan of conversion?

Your Board of Directors recommends a vote “FOR” the Plan of Conversion. Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services. Your “FOR” vote is very important! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Why did i get several proxy cards?

If you have multiple accounts with West End Bank, S.B., you could receive more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards – please vote all of the proxy cards you receive.

PLEASE SIGN AND RETURN ALL PROXY CARDS TODAY!

How many votes do i have?

Depositors are entitled to one vote for each $100 on deposit and borrower members are entitled to one vote. No member may cast more than 1,000 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer when returned to the Stock Information Center.

May i vote in person at the special meeting?

Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before the proxy is exercised by executing and delivering a later-dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

More than one name appears on my proxy card, who must sign?

The names reflect the title of your accounts. Proxy cards for joint accounts require the signature of only one of the members. Proxy cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

1

THE STOCK OFFERING AND PURCHASING SHARES

Are West End Bank, MHC’s depositors required to purchase stock in the conversion?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of West End Bank, S.B. The conversion will allow customers of West End Bank, S.B. an opportunity to buy common stock and become stockholders of West End Indiana Bancshares, Inc.

How many common shares are being offered and at what price?

West End Indiana Bancshares, Inc. is offering up to 1,552,500 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share.

Who is eligible to purchase common shares in the subscription and community offerings?

Pursuant to the Plan, non-transferable rights to subscribe for shares of West End Bancshares, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority 1 - Depositors with a minimum of $50 on deposit at West End Bank, S.B. at the close of business on March 31, 2010.

Priority 2 - Our tax-qualified employee stock ownership plan.

Priority 3 - Depositors with a minimum of $50 on deposit at West End Bank, S.B. at the close of business on March 31, 2011.

Priority 4 - Depositors of West End Bank, MHC at the close of business on _______, 2011, and borrowers as of September 28, 2007, whose loans continued to be outstanding as of _______, 2011.

Shares not purchased in the Subscription Offering may be offered for sale to the general public in a direct Community Offering, with a preference given first to natural persons and trusts of natural persons who reside in the Indiana Counties of Union and Wayne.

Shares not sold in the Subscription and direct Community Offerings may be offered for sale through a Syndicated Community Offering to selected investors.

How many shares may i buy?

The minimum purchase is 25 shares. The maximum purchase for an individual is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 15,000 shares (15,000 shares x $10.00 per share = $150,000) of the common stock offered in the stock offering.

Will the common stock be insured?

NO. Like any common stock, the common stock of West End Indiana Bancshares, Inc. will NOT be insured.

How do i order the common stock?

You must complete and return the enclosed Stock Order and Certification Form, along with full payment. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received by us (not postmarked) by _____ 4:30 p.m., Eastern Time, on _________, 2011. Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by mail, using the Stock Order Reply Envelope provided, by overnight courier to the indicated address on the stock order form, or by hand-delivery to any of our full service banking locations. Please do not mail stock order forms to West End Bank, S.B. branch offices.

How may i pay for my common stock?

First, you may pay for common stock by check or money order made payable to West End Indiana Bancshares, Inc. These funds will be cashed upon receipt. We cannot accept wires or third party checks. West End Bank, S.B. line of credit checks may not be used. Please do not mail cash!

Second, you may authorize us to withdraw funds from YOUR SAVINGS ACCOUNT or CERTIFICATE OF DEPOSIT at West End Bank, S.B. There is no penalty for early withdrawal from a certificate of deposit for the purposes of purchasing stock in the offering. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. You may not designate withdrawal from West End Bank, S.B. accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at West End Bank, S.B. may not be listed for direct withdrawal. See information on IRAs below.

2

Will i earn interest on my funds?

Funds received during the offering will be held in a segregated account at West End Bank, S.B. and will earn interest at a rate of 0.50% per annum from the day the funds are received until the completion of the offering. At that time, you will be issued a check for interest earned on these funds. If paid by authorizing a direct withdrawal from your West End Bank, S.B. deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate, until they are withdrawn.

Can i purchase stock using funds in my West End Bank, S.B. ira?

Yes, but not directly. To do so, however, you must first establish a self-directed IRA at a brokerage firm and transfer the necessary funds from your IRA at West End Bank, S.B. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time.

Will dividends be paid on the common stock?

Following the offering, West End Indiana Bancshares, Inc.’s Board of Directors will have the authority to declare dividends. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.

How will the common stock be traded?

After the completion of the offering, West End Indiana Bancshares, Inc.’s stock is expected to trade on the OTC Bulletin Board under the symbol “_________.” However, no assurance can be given that an active and liquid market will develop.

Are executive officers and directors of West End Bank, MHC planning to purchase stock?

Yes! The executive officers and directors of West End Bank, MHC plan to purchase, in the aggregate, $707,500 worth of stock or approximately 6.2% of the common stock offered at the minimum of the offering range.

Must i pay a commission?

No. You will not be charged a commission or fee on the purchase of common stock in the conversion. However, if you are purchasing through a brokerage account, your broker may charge fees associated with your purchase.

May i change my mind after i place an order to subscribe for stock?

No. After receipt your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by __________, in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

If i purchase shares in the offering, when will i receive my stock certificate?

Our transfer agent, Registrar and Transfer Company, will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of West End Indiana Bancshares, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on the arrangements you may make with your brokerage firm.

WHERE TO GET MORE INFORMATION

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at 34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p. m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

3

Dear Prospective Investor:

We are pleased to announce that West End Bank, MHC is converting from the mutual to stock form of organization, subject to approval by the members of West End Bank, MHC at a Special Meeting of Members. West End Bank, MHC will be the wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc. In connection with the conversion, West End Indiana Bancshares, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about an investment in the common stock of West End Indiana Bancshares, Inc. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about West End Bank, S.B.’s operations and the proposed conversion and offering of West End Indiana Bancshares, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by ________, _____ Time, on ____________.

We invite you and other community members to become stockholders of West End Indiana Bancshares, Inc. Through this offering, you have the opportunity to buy stock directly from West End Indiana Bancshares, Inc. without paying a commission or a fee.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at 34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p. m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative. The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

/s/ John P. McBride
John P. McBride President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

C

Dear Friend:

We are pleased to announce that West End Bank, MHC is converting from the mutual to stock form of organization, subject to approval by the members of West End Bank, MHC at a Special Meeting of Members. West End Bank, MHC will be the wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc. In connection with the conversion, West End Indiana Bancshares, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about an investment in the common stock of West End Indiana Bancshares, Inc., we are sending you the following materials which describe the conversion and stock offering.

PROSPECTUS: This document provides detailed information about West End Bank, S.B.’s operations and the proposed conversion and offering of West End Indiana Bancshares, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by _______, _______ Time, on _______.

As a friend of West End Bank, MHC, you will have the opportunity to buy common stock directly from West End Bancshares, Inc. without paying a commission or fee.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at 34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p. m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative.  The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

/s/ John P. McBride
John P. McBride President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Member:

We are pleased to announce that West End Bank, MHC is converting from the mutual to stock form of organization, subject to approval by the members of West End Bank, MHC at a Special Meeting of Members. Upon completion of the conversion, West End Bank, MHC will cease to exist and West End Bank, S.B. will become the wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc. In connection with the conversion, West End Indiana Bancshares, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

To complete the conversion, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section attached to the order form bearing your name and address. This proxy card should be voted prior to the Special Meeting of Members to be held on _____. Please take a moment now to sign and date the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for members of West End Bank, MHC to become stockholders of West End Indiana Bancshares, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

➢	Members have a right, but not an obligation, to buy West End Indiana Bancshares, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

➢	Like all stock, shares of West End Indiana Bancshares, Inc.’s common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a detailed discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of West End Indiana Bancshares, Inc., your Stock Order and Certification Form and payment must be received by us before _____,  Eastern Time, on ___________.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at 34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p. m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative.  The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

/s/ John P. McBride
John P. McBride President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

VS

To Members and Friends of West End Bank, MHC

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting West End Bank, MHC in converting from the mutual to stock form of organization, subject to approval by the members of West End Bank, MHC. Upon completion of the conversion, West End Bank, MHC will cease to exist and West End Bank, S.B. will be a wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc. In connection with the conversion, West End Indiana Bancshares, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of West End Indiana Bancshares, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of West End Indiana Bancshares, Inc. common stock being offered to customers of West End Bank, S.B. and various other persons until _____, Eastern Time, on __________. Please read the enclosed prospectus carefully for a complete description of the stock offering. West End Indiana Bancshares, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at 34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p. m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative.  The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

BD

Dear Member:

We are pleased to announce that West End Bank, MHC is converting from the mutual to stock form of organization, subject to approval by the members of West End Bank, MHC at a Special Meeting of Members. West End Bank, MHC will be the wholly owned subsidiary of a newly formed stock holding company named West End Indiana Bancshares, Inc. In connection with the conversion, West End Indiana Bancshares, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, West End Indiana Bancshares, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities or other laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of West End Indiana Bancshares, Inc.

However, as a member of West End Bank, MHC, you have the right to vote on the Plan of Conversion and Reorganization of West End Bank, MHC at the Special Meeting of Members to be held on _________. Enclosed is a proxy statement describing the offering, your voting rights, and proxy cards. YOUR VOTE IS VERY IMPORTANT. Your proxy card(s) should be voted prior to the Special Meeting of Members on ___________. You may vote by mail using the enclosed envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

Please remember:

Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

We invite you to attend the Special Meeting of Members on ___________. Whether or not you are able to attend, please complete the enclosed proxy card(s) and return the proxy card(s) in the enclosed envelope.

Sincerely,

/s/ John P. McBride
John P. McBride
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

The enclosed prospectus is not an offer to you to buy the common stock described in the prospectus and is being provided only as part of the proxy statement for the Special Meeting.

J

Read This First

Office of Comptroller of Currency Guidance for Accountholders

West End Bancshares, Inc., the proposed holding company of West End Bank, MHC, is in the process of selling stock to the public, as part of its mutual-to-stock conversion. As an accountholder at West End Bank, MHC, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Comptroller of Currency Consumer Response Center at (800) 842-6929. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in the West End Bancshares, Inc. mutual-to-stock conversion offering. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving.

RTF

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in the West End Bancshares, Inc. mutual-to-stock conversion offering include the following:

●
Know the Rules - By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be” - If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

RTF

PROXYGRAM
PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert West End Bank, MHC from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Returning Your Proxy Card(s) has the Same Effect as Voting “Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope or you may drop off your signed proxy card(s) at any of our branch offices.

If you received more than one proxy card, please vote all cards you received.

Thank you,

/s/ John P. McBride
John P. McBride
President and Chief Executive Officer

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.
For further information please call the Stock Information Center at (___) ___-____.

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PG 1

PROXYGRAM II
PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert West End Bank, MHC from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Voting has the Same Effect as Voting “Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.

Our Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:
• to increase our capital to enhance our financial strength and to support lending and deposit growth;
• to enhance our lending capacity by increasing our regulatory lending limits;

•   to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions; and

• to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope or you may drop off your signed proxy card(s) at any of our branch offices.

If you received more than one proxy card, please vote all cards you received.

Thank you,

/s/ John P. McBride
John P. McBride
President and Chief Executive Officer

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.
For further information please call the Stock Information Center at (___) ___-____.

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PG 2

___________

Dear Valued West End Bank, MHC Member:

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert West End Bank, MHC from the mutual to stock form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to increase our capital, continue to support future lending and deposit growth, and support future branching activities and/or the acquisition of financial institutions.

As of today, your vote on our Plan of Conversion has not been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

If you have already voted, please accept our thanks and disregard this request. If you have not yet voted, we would sincerely appreciate you taking a moment to vote TODAY! You may vote by mail using the enclosed envelope or you may drop off your signed proxy card(s) at any of our branch offices. If you received more than one proxy card, please vote all cards you received. Our meeting on ___________ is fast approaching and we’d like to receive your vote as soon as possible.

Voting “FOR” the conversion does not affect the terms of or insurance on your accounts. For further information, please call our Stock Information Center at (___) ___-____, Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time.

Best regards and thank you,

Sincerely,

/s/ John P. McBride
John P. McBride President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PG 3